                                    EXHIBIT NO. 11

                          ANALYSTS INTERNATIONAL CORPORATION

                         COMPUTATION OF NET INCOME PER SHARE



                                                         Three Months Ended                  Nine Months Ended
(IN THOUSANDS EXCEPT                                          March 31                           March 31
                                                         ------------------------            ------------------------
PER SHARE AMOUNTS)                                     1997             1996              1997              1996
                                                       ----             ----              ----              ----


Primary:


Weighted average number of common
shares outstanding                                   14,762            14,584           14,697            14,552

Dilutive stock options after application
of treasury stock method                                295               236              301               236
                                                      -----             -----            -----             -----

Weighted average number of common and
common equivalent shares outstanding                 15,057            14,820           14,998            14,788
                                                     ------            ------           ------            ------
                                                     ------            ------           ------            ------

Net income                                          $ 4,161           $ 3,338          $11,934           $ 9,029
                                                     ------            ------           ------            ------
                                                     ------            ------           ------            ------

Per share amount                                    $   .28           $   .23          $   .80           $   .61
                                                     ------            ------           ------            ------
                                                     ------            ------           ------            ------
Fully diluted:

Weighted average number of common
shares outstanding                                   14,762            14,584           14,697            14,552

Dilutive stock options based on the treasury
stock method using the end of the period market
price, if higher than average market price              295               252              337               252
                                                     ------            ------           ------            ------

Weighted average number of common and
common equivalent shares outstanding                 15,057            14,836           15,034            14,804
                                                     ------            ------           ------            ------
                                                     ------            ------           ------            ------

Net income                                          $ 4,161           $ 3,338          $11,934           $ 9,029
                                                     ------            ------           ------            ------
                                                     ------            ------           ------            ------

Per share amount                                    $   .28           $   .23          $   .79           $   .61
                                                     ------            ------           ------            ------
                                                     ------            ------           ------            ------
